UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

See Item 8.01 of this Report.

SECTION 8. OTHER EVENTS

Item 8.01. Other Events.

On February 15, 2017, eight holders of that certain convertible promissory note in the original outstanding principal amount of $600,000 payable by Envision Solar International, Inc., a Nevada corporation (the "Company"), which they acquired from Robert Noble on October 14, 2016 at par, submitted Notices of Conversion of this promissory note to this Company.  The aggregate outstanding balance of the promissory note on the date of the submission of the Notices, which is the effective date in the conversions, including outstanding principal and accrued but unpaid interest, is $704,709. The conversion price is $0.15 per share.  Accordingly, the Company is issuing a total of 4,698,060 shares of its common stock among the holders of the convertible promissory note, pro rata in accordance with their relative ownership of the note.  These eight noteholders are also among the investors who participated in the purchase of 11,587,440 shares of common stock from Robert Noble on December 30, 2016.  Robert Noble was previously a director of the Company.  He resigned on December 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: February 21, 2017	By: /s/ Desmond Wheatley
Desmond Wheatley, Chief Executive Officer